EXHIBIT 10.1

                                    YOUR NAME:            ______________________
                                    TOTAL NO. OF OPTIONS: ______________________

                PRG-SCHULTZ NON-QUALIFIED STOCK OPTION AGREEMENT
                           FOR NON-EMPLOYEE DIRECTORS

PRG-SCHULTZ INTERNATIONAL, INC. ("PRG-Schultz") is pleased to grant to the person signing below ("you" or "Optionee") the nonqualified stock option described below under the PRG-Schultz Stock Incentive Plan (the "Plan"). For tax law purposes, this Option shall be treated as a Non-Qualified Stock Option. This Option is not intended to be and shall not be treated as an Incentive Stock Option for tax law purposes.

GRANT DATE:
                                         ------------------------------
EXERCISE PRICE PER SHARE:                $
                                         ------------------------------
OPTION EXPIRATION DATE:
                                         ------------------------------
START DATE FOR VESTING SCHEDULE:
                                         ------------------------------

VESTING SCHEDULE: Subject to the Plan and this Agreement, this Option may be exercised in whole or in part, before the Option Expiration Date, in accordance with the following schedule:

                                         CUMULATIVE AMOUNT OF SHARES
            ON OR AFTER                  PURCHASABLE UPON EXERCISE OF OPTION

            ---------------------------  ---------------------------------------
            ---------------------------  ---------------------------------------
            ---------------------------  ---------------------------------------

THE FOLLOWING DOCUMENTS ARE INCORPORATED IN THIS AGREEMENT BY REFERENCE AND CONTAIN IMPORTANT INFORMATION ABOUT YOUR OPTIONS. COPIES OF THESE DOCUMENTS ARE BEING PROVIDED TO YOU CONCURRENTLY WITH THIS STOCK OPTION AGREEMENT. PLEASE REVIEW CAREFULLY AND CONTACT PRG-SCHULTZ HUMAN RESOURCES IF YOU HAVE ANY
QUESTIONS:

Additional Terms and Conditions describes how to exercise your Option, what happens if you cease to serve as a director of PRG-Schultz before you exercise your Option and where to send notices;

The Plan contains the detailed terms that govern your Option. If anything in this Agreement or the other attachments is inconsistent with the Plan, the terms of the Plan, as amended from time to time, will control;

Plan Prospectus Document covering the Options contains important information;
and

200__ Annual Report of PRG-Schultz.


PLEASE SIGN BELOW TO SHOW THAT YOU ACCEPT THESE OPTIONS, KEEP A COPY AND RETURN BOTH ORIGINALS TO PRG-SCHULTZ HUMAN RESOURCES.


OPTIONEE:                                   PRG-SCHULTZ INTERNATIONAL, INC.


_____________________________________          By: _____________________________

Print Your Name: ____________________          Name: ___________________________

Your Residence Address: _____________          Its: ____________________________
_____________________________________

                 ADDITIONAL TERMS AND CONDITIONS OF YOUR OPTION

HOW TO EXERCISE YOUR OPTION

o The Plan is administered by a Stock Option Plan Administrator in the Finance Department in the Atlanta office. The Administrator is responsible for assisting you in the exercise of your option and maintaining the records of the Plan. He may be reached at (770) 779-6554 or 3037. If you have questions about your options, how you go about exercising your options or how the Plan works, please contact the Administrator during normal business hours.

EFFECT OF TERMINATION OF BOARD SERVICE.

o Termination of Board Service for Any Reason. Except as set forth below regarding a "Change in Control," if your Board service terminates for any reason, you (or your estate) can exercise any portion of your vested Options at any time until the earlier of (a) three (3) years after the date of termination of your board service or (b) the Option Expiration Date. After such earlier date, the unexercised Options shall terminate. Except as set forth below regarding a "Change in Control," all of your unvested Options will terminate immediately following the termination of your Board service for any reason.

o Change in Control. Upon the occurrence of a Change in Control, as such term is defined in the Company's Amended and Restated 2006 Management Incentive Plan, as in effect on the date hereof, all of your unvested Options shall immediately vest, and all of your outstanding Options shall remain exercisable until the Option Expiration Date, regardless of whether or not your Board service shall terminate for any reason.


NOTICES. All notices pursuant to this Agreement will be in writing and either
(i) delivered by hand, (ii) mailed by United States certified mail, return receipt requested, postage prepaid, or (iii) sent by an internationally recognized courier which maintains evidence of delivery and receipt. All notices or other communications will be directed to the following addresses (or to such other addresses as either of us may designate by notice to the other):

       To the Company:   PRG-Schultz International, Inc.
                         600 Galleria Parkway, Suite 100
                         Atlanta, GA  30339
                         Attention: Senior Vice President, Human Resources

       To you:           The address set forth on page 1


MISCELLANEOUS. Failure by you or PRG-Schultz at any time or times to require performance by the other of any provisions in this Agreement will not affect the right to enforce those provisions. Any waiver by you or PRG-Schultz of any condition or the breach of any term or provision in this Agreement, whether by conduct or otherwise, in any one or more instances, shall apply only to that instance and will not be deemed to waive conditions or breaches in the future. If any court of competent jurisdiction holds that any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions will continue in full force and effect, and this Agreement shall be deemed to be amended automatically to exclude the offending provision. This Agreement may be executed in multiple copies and each executed copy shall be an original of this AGREEMENT. This Agreement shall be subject to and governed by the laws of the State of Georgia. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought. This Agreement shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, executors and legal representatives of the parties hereto. The headings of each Section of this Agreement are for convenience only. This Agreement and the Plan contain the entire agreement of the parties hereto and no representation, inducement, promise, or agreement or otherwise between the parties not embodied herein shall be of any force or effect, and no party will be liable or bound in any manner for any warranty, representation, or covenant except as specifically set forth herein.


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